Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Partner Communications Company Ltd (hereafter the "Company"), of our report dated March 29, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Partner Communications Company Ltd’s Annual Report on Form 20-F for the year ended December 31, 2017.

Tel-Aviv, Israel November 20, 2018	/s/ Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PriceWaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel,
P.O Box 50005 Tel-Aviv 61500  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il